EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that they are filing this statement jointly pursuant to Rule 13d-1(k)(1). Each of them is responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

In accordance with Rule 13d-1(k)(1) promulgated under the Securities and Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them of to such a statement on Schedule 13G with respect to the Series A Common Stock of Maxcom Telecomunicaciones, S.A.B. de C.V. beneficially owned by each of them. This Joint Filing Agreement shall be included as an exhibit to such Schedule 13G.

BANK OF AMERICA CORPORATION

By: /s/ Jeffrey M. Atkins
Name: Jeffrey M. Atkins
Its: Managing Director

BAS CAPITAL FUNDING CORPORATION

By: /s/ Jeffrey M. Atkins
Name: Jeffrey M. Atkins
Its: Managing Director

BANKAMERICA INVESTMENT CORPORATION

By: /s/ Jeffrey M. Atkins
Name: Jeffrey M. Atkins
Its: Managing Director

Pages 11 of 12 Pages

BASCFC-MAXCOM HOLDINGS I, LLC

By: BAS Capital Funding Corporation
Its: Manager

By: /s/ Jeffrey M. Atkins
Name: Jeffrey M. Atkins
Its: Managing Director

FLEET GROWTH RESOURCES, INC.

By: /s/ Jeffrey M. Atkins
Name: Jeffrey M. Atkins
Its: Managing Director

Pages 12 of 12 Pages